UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

BRIGHT MOUNTAIN HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6301 NW 5TH Way, Suite 1400, Fort Lauderdale, Florida 33309

(Address of principal executive offices)

954-740-2288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 8.01 Other Events.

Correction of Typographical Errors.   Bright Mountain Holdings, Inc., f/k/a My Catalogs Online, Inc. (“Company.”) has discovered that certain typographical errors are contained in some of the Company’s previous filings which need to be corrected.

The Company has previously incorrectly noted on page one of its Annual 10-K filings that it has common stock registered under Section 12(g) of the Exchange Act, when in fact the Company’s common stock in not so registered.  The Company filed an S-1 Registration Statement as a 1933 Act Company and became effective to sell said registered securities on August 12th, 2010. The offer was subsequently funded and closed on January 4th, 2011 and a post-effective amendment was filed by the issuer on January 7th, 2011. The Company has never filed to register its common stock under Section 12(g) of the Exchange Act.

The Company has 5,000,000 shares of Preferred Stock, par value $.001 which are Authorized pursuant to the original Articles of Incorporation filed by the company with the State of Nevada on January 6, 2009  The Company has never made any designation of the preferred stock, nor issued any preferred stock.  The Company has determined that the existence of the authorized preferred stock may not have been properly disclosed in its previous filings.

Item 9.01   Financial Statements and Exhibits

    (d)

Exhibits

Exhibit

Description

3.01

Articles of Incorporation dated January 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Holdings, Inc.

Dated: March 27, 2013	By:	/s/ Jerrold D. Burden
Jerrold D. Burden/ President

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